Exhibit 10.2

EXECUTION VERSION
LOCK-UP AGREEMENT
        This Lock-Up Agreement (this “Agreement”) is entered into as August 17, 2020 and effective as of the Effective Time (as defined in the Merger Agreement (as defined below)), by and between Coatue US 24 LLC, a Delaware limited liability company (“Coatue”), and Sunrun Inc., a Delaware corporation (“Sunrun”) (each a “Party” and, together, the “Parties”).
RECITALS
        WHEREAS, reference is made to that certain Agreement and Plan of Merger (as may be amended or modified, the “Merger Agreement”), dated as of July 6, 2020, by and among Vivint Solar, Inc., a Delaware corporation (“Vivint”), Sunrun, and Viking Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Sunrun (“Merger Sub”).
        WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into Vivint, with Vivint surviving the merger as a wholly owned subsidiary of Sunrun (the “Merger”), subject to the terms and conditions set forth therein.
        WHEREAS, pursuant to the Merger Agreement and in connection with the Merger, each share of Vivint common stock (“Vivint Common Stock”) shall be cancelled and shall thereafter represent the right to receive a number of shares of Sunrun common stock (“Sunrun Common Stock”) equal to the Exchange Ratio (as defined in the Merger Agreement), subject to the terms and conditions set forth in the Merger Agreement.
        WHEREAS, simultaneously with entering into the Merger Agreement, Sunrun entered into that certain Support Agreement (as may be amended or modified, the “Support Agreement”) with 313 Acquisition LLC (“313 Acquisition”), pursuant to which, among other things, 313 Acquisition agreed not to transfer shares of Vivint Common Stock owned by 313 Acquisition prior to the Effective Time, subject to certain specified exceptions as set forth in the Support Agreement.
        WHEREAS, simultaneously with entering into the Merger Agreement, Sunrun entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”) with 313 Acquisition and the other Holders (as defined in the Registration Rights Agreement), which will become effective as of the Effective Time and pursuant to which, among other things, 313 Acquisition and the other Holders agreed to certain restrictions on the transfer of shares of Sunrun Common Stock owned by such persons following the Effective Time.
        WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, by and between 313 Acquisition and Coatue (the “Stock Purchase Agreement”), Coatue will acquire 11,627,907 shares of Vivint Common Stock (the “Acquired Shares”) from 313 Acquisition for an amount equal to $250,000,000 (the “Transaction”), subject to the terms and conditions of the Stock Purchase Agreement.

        WHEREAS, pursuant to the terms of the Merger Agreement and in accordance with the Exchange Ratio, at the Effective Time the Acquired Shares will be exchanged for a certain number of shares of Sunrun Common Stock (such shares, the “Exchange Shares”) in accordance with the terms of the Merger Agreement;
        WHEREAS, as an inducement to Sunrun consenting to the Transaction under the terms of the Support Agreement and cooperating with 313 Acquisition to facilitate the Transaction, Coatue and Sunrun are entering into (a) this Agreement pursuant to which Coatue agrees to the restrictions on transfer set forth below applicable to the Exchange Shares with effect as of the Effective Time and (b) that certain Support Agreement, dated as of the date hereof, by and between Coatue and Sunrun (the “Coatue Support Agreement”), pursuant to which, among other things, Coatue has agreed to vote the Acquired Shares in favor of the Merger and the adoption of the Merger Agreement as well as certain restrictions on transfer of the Acquired Shares prior to the Effective Time.
        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:
AGREEMENT
Section 1.Lock-Up Agreement. Other than in the case of a Permitted Transfer, Coatue shall not Transfer any of the Exchange Shares during the Lock-Up Period; provided, that (a) on or after the date that is sixty (60) days after the Closing Date (as defined in the Merger Agreement), Coatue shall be permitted to Transfer up to a number of shares of Sunrun Common Stock equal to 50% of the Exchange Shares and (b) at any time on or after the Closing Date (as defined in the Merger Agreement) but prior to the expiry of the Lock-Up Period, Cotaue may Transfer any number of Exchange Shares (x) on any two (2) days during any calendar month, provided, that any such Transfers are executed at a price equal to or in excess of ninety-six percent (96%) of the most recent closing price of shares of Sunrun Common Stock on the securities exchange or market on which such shares are then listed or quoted or (y) with the prior written consent of Sunrun (which may be withheld at Sunrun’s sole discretion); provided, further, that Sunrun shall not be required to take any actions in order to facilitate any such Transfer.
        As used herein:
(1) “Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.
(2) “Lock-Up Period” means the period beginning on the Closing Date (as defined in the Merger Agreement) and ending on the date that is one-hundred and twenty (120) days after the Closing Date.

(3) “Permitted Transfer” means a Transfer by Coatue to an Affiliate of Coatue, so long as such (x) Transfer is in accordance with applicable Law (as defined in the Merger Agreement) and (y) Affiliate, prior to the consummation of such Transfer, executes an assignment and joinder to this Agreement in a form acceptable to Sunrun.
(4) “Transfer” means, with respect to any security, to sell, transfer, pledge, encumber, assign, hedge, swap, convert, gift-over or otherwise dispose of (including by sale, merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.
Section 2.Miscellaneous.
2.01.Term. This Agreement shall automatically terminate upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms and (b) expiry of the Lock-Up Period.
2.02.Entire Agreement. This Agreement, the Stock Purchase Agreement and the Coatue Support Agreement set forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement, the Stock Purchase Agreement and the Coatue Support Agreement supersede all other prior agreements and understandings between the Parties with respect to such subject matter.
2.03.Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.
2.04.Governing Law. This Agreement and any disputes relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).
2.05.Jurisdiction. Each of the Parties irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Sunrun or Coatue in the negotiation, administration, performance and enforcement hereof and thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (iv) consents to service being made through the notice procedures set forth in Section 2.11. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 2.11 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 2.05, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided that each such Party’s consent to jurisdiction and service contained in this Section 2.05 is solely for the purpose referred to in this Section 2.05 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.
2.06.Mutual Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUNRUN OR COATUE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.
2.07.Counterparts. This Agreement may be executed and delivered (including by email transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
2.08.Interpretation and Rules of Construction. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any contract or Law defined or referred to herein means such contract or Law as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” shall not be exclusive. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a business day shall be automatically extended to the next succeeding business day. Each of the Parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties and without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
2.09.Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
2.10.Amendments; Waiver. This Agreement may be amended, supplement or otherwise modified only by a written instrument executed by all Parties hereto. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.
2.11.Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail, by overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 2.11):

(a) If to Coatue:
Coatue US 24 LLC
9 West 57th Street, 25th Floor
New York, NY 10019
Attention: Legal Department

Email:	Compliance@coatue.com
Accounting@coatue.com

with a copy to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 1002
Attention: Greg Rodgers
Email: greg.rodgers@lw.com

(b) If to Sunrun:

Sunrun Inc.
225 Bush Street, Suite 1400
San Francisco, California 94105

Attention:	Jeanna Steele
Sundance Banks
Email:	legalnotices@sunrun.com

with a copy to:
Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111-5800

Attention:	Jamie Leigh
Ian Nussbaum
Email:	jleigh@cooley.com
inussbaum@cooley.com

2.12.Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.
2.13.Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
2.14.Third Parties. This Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as Parties.
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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.
COATUE US 24 LLC

By: /s/ Zachary Feingold_______
Name: Zachary Feingold
Title: Authorized Signatory

SUNRUN INC.

By: /s/ Edward Fenster_______
Name: Edward Fenster
Title: Executive Chairman

Signature Page to Coatue Lock-Up Agreement